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                                                                     Exhibit 2.1

                                 AMENDMENT NO. 1


         AMENDMENT NO. 1 dated as of April 15, 2002 (this "AMENDMENT"), to the Transaction Agreement dated as of December 18, 2001 (the "AGREEMENT") among Price Communications Corporation, a New York corporation ("PRICE PARENT"), Price Communications Cellular Inc., a Delaware corporation ("PRICE CELLULAR"), Price Communications Cellular Holdings, Inc., a Delaware corporation ("PRICE SHAREHOLDER"), Price Communications Wireless, Inc., a Delaware corporation (the "COMPANY" and, together with Price Parent, Price Cellular and Price Shareholder, the "PRICE CORPORATIONS"), Cellco Partnership, a Delaware general partnership ("CELLCO"), and Verizon Wireless of the East LP, a newly formed Delaware limited partnership ("NEW LP").

                                   WITNESSETH:

         WHEREAS, Cellco, New LP and the Price Corporations have agreed that the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement. References in the Agreement to the "AGREEMENT" or "THIS AGREEMENT" and other similar references shall be deemed to refer to the Agreement as amended by this Amendment.

         2. AMENDMENT OF SECTION 1.01(b). Section 1.01(b) of the Agreement is amended as follows:

         The following terms and Section references are hereby added to Section 1.01(b):

         "Senior Subordinated Notes Redemption              9.10(b)
          Subordinated Debt Defeasance                      2.04(b)
          Subordinated Defeased Debt                        2.04(b)
          Subordinated Notes Redemption Date                2.04(c)"

         The following terms and Section references are hereby deleted from
Section 1.01(b):

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         "Defeased Subordinated Debt                        2.04(d)
          Senior Subordinated Notes Offer                   9.10(b)
          Subordinated Debt Defeasance                      2.04(d)"


         3. AMENDMENT OF SECTION 2.04. Section 2.04 of the Agreement is deleted in its entirety and replaced with the following:

                  "SECTION 2.04. SENIOR SUBORDINATED NOTES. (a) Prior to the Closing Date, the Company will give notice of the Senior Subordinated Notes Redemption to the trustee under the Senior Subordinated Notes Indenture and each holder of the Senior Subordinated Notes as set forth in Section 9.10(b).

                  (b) At the Closing, the Company will effect a covenant defeasance (as defined in the Senior Subordinated Notes Indenture) (the "SUBORDINATED DEBT DEFEASANCE") with respect to all of the outstanding Senior Subordinated Notes (the "SUBORDINATED DEFEASED DEBT"), in accordance with Article 8 of the Senior Subordinated Notes Indenture; PROVIDED that New LP will (and Cellco will cause New LP to) deposit or cause to be deposited at the Closing with a trustee (as specified in the Senior Subordinated Notes Indenture) as trust funds in trust for the benefit of holders of the Subordinated Defeased Debt, cash or U.S. Government Obligations (as defined in the Senior Subordinated Notes Indenture) sufficient in amount to enable the Company to effect the Subordinated Debt Defeasance and to pay all reasonable costs and expenses in connection therewith (such costs and expenses to be approved by New LP (such approval not to be unreasonably withheld)), and the Subordinated Debt Defeasance shall be effected in such manner as New LP may reasonably direct. The parties acknowledge that New LP hereby assumes and is responsible for all payments in respect of the Subordinated Defeased Debt, and the cash and U.S. Government Obligations shall be deemed to be owned by New LP. In the event that the cash or U.S. Government Obligations or any payments thereon are returned by the trustee,

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                  the Company shall promptly deliver such obligations or
                  payments to New LP.

                  (c) On the later of (i) the first business day following the Closing Date and (ii) July 15, 2002 (as the case may be, the "SUBORDINATED NOTES REDEMPTION DATE"), the Senior Subordinated Notes shall be redeemed pursuant to the Senior Subordinated Notes Redemption."

         4. AMENDMENT OF SECTION 2.05. Section 2.05 of the Agreement is amended as follows:

                  (i) The first sentence of clause (b) is amended by deleting "Immediately prior to" and inserting "At the" in its place.

                  (ii) Clause (c) is deleted in its entirety and replaced with the following:

                           "(c) On the first business day following the Closing Date, the Senior Secured Notes shall be redeemed pursuant to the Senior Secured Notes Redemption."

         5. AMENDMENT OF SECTION 6.01. Section 6.01 of the Agreement is amended as follows:

                  (i) The first sentence of the first paragraph is deleted in its entirety and replaced with the following:

                           "The closing (the "CLOSING") of the Asset
                           Contributions, the Cash Contributions, the assumption of the Assumed Liabilities, the consummation of the Subordinated Debt Defeasance, and the consummation of the Secured Debt Defeasance hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 10 days, after satisfaction of the conditions set forth in Article 14, or at such other time or place as New LP and the Price Corporations may agree; PROVIDED that the Closing may not be delayed by any party if the delay is a result of a breach by such party of its obligations hereunder."

                  (ii) Clauses (f), (g), (h) and (i) are deleted in their entirety and replaced with the following new clauses:

                           "(f) New LP and the Company shall consummate the Subordinated Debt Defeasance; and


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                           (g) New LP and the Company shall consummate the
                           Secured Debt Defeasance."

           6. AMENDMENT OF SECTION 6.02. The proviso to the third sentence of clause (a) of Section 6.02 of the Agreement is amended by deleting clause (2) in its entirety and replacing it with the following:

                  "(2) the Final Closing Balance Sheet shall not include as a liability all or any portion of the Company Debt (including any accrued interest thereon), any costs or expenses arising in connection with the Senior Secured Notes Redemption, the Senior Subordinated Notes Redemption, the Senior Secured Debt Defeasance or the Subordinated Debt Defeasance (including any premium in excess of principal and accrued interest to redeem the Senior Secured Notes pursuant to the Senior Secured Notes Redemption or to redeem the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Redemption), any costs or expenses (including any H.O. Cancellation Fee) relating to the amendments and modifications to the H.O. Agreement contemplated by Section 11.06 or to the BCG Agreement, or any Excess Financing Cost or any liability for the upgrade to the call center contemplated by the Call Center Letter, and"

         7. AMENDMENT OF SECTION 9.10. Section 9.10 of the Agreement is amended as follows:

                  (i) The first sentence of clause (a) is amended by (A) deleting the reference to "Section 3.01(b)" and inserting "Section 3.01" in its place and (B) by deleting "upon the occurrence of a "Change of Control" (as therein defined)".

                  (ii) The third sentence of clause (a) is amended by inserting "first business " immediately after "shall be the".

                  (iii) Clause (b) is deleted in its entirety and replaced with the following:

                  "(b) The Company shall, and the other Price Corporations shall cause the Company to, elect that all of the Senior Subordinated Notes be redeemed as permitted pursuant to
                  Section 3.01(a) of the Senior Subordinated Notes Indenture (the "SENIOR SUBORDINATED NOTES REDEMPTION") and shall provide notice of the Senior Subordinated Notes Redemption to the trustee under the Senior Subordinated Notes Indenture and each holder of the Senior

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                  Subordinated Notes as required pursuant to the terms of the
                  Senior Subordinated Notes Indenture. The Company shall, and the other Price Corporations shall cause the Company to, provide such notice no later than 30 days prior to the Subordinated Notes Redemption Date. Such notice shall provide that the "Redemption Date" with respect to the Senior Subordinated Notes Redemption shall be the Subordinated Notes Redemption Date, and shall otherwise comply with the provisions of the Senior Subordinated Notes Indenture. The Company shall, and the other Price Corporations shall cause the Company to, comply in all other respects with the provisions of Article 3 of the Senior Subordinated Notes Indenture with respect to the Senior Subordinated Notes Redemption."

         8. AMENDMENT OF SECTION 14.02. Clause (j) of Section 14.02 of the Agreement is deleted in its entirety and replaced with the following:

                  "(j) The Company shall have effected the Subordinated Debt Defeasance and the Secured Debt Defeasance (subject to New LP having satisfied its obligations under this Agreement)."

         9. REPRESENTATIONS AND WARRANTIES OF THE PRICE CORPORATIONS. Each of the Price Corporations hereby represents and warrants, jointly and severally, to Cellco and New LP that the execution, delivery and performance by each of the Price Corporations of this Amendment and the consummation by each of the Price Corporations of the transactions contemplated hereby are within each such corporation's corporate powers, and have been duly authorized by all requisite corporate action. This Amendment constitutes a valid and binding agreement of each of the Price Corporations.

         10. REPRESENTATIONS AND WARRANTIES OF CELLCO. Cellco hereby represents and warrants to each of the Price Corporations that the execution, delivery and performance by each of Cellco and New LP of this Amendment and the consummation by each of Cellco and New LP of the transactions contemplated hereby are within each of Cellco's and New LP's partnership powers and have been duly authorized by all requisite partnership action. This Amendment constitutes a valid and binding agreement of each of Cellco and New LP.

         11. MISCELLANEOUS.

         (a) This Amendment is limited to the matters expressly set forth herein. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.


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         (b)      This Amendment shall be construed in accordance with and
                  governed by the law of the State of New York.
         (c) This Amendment may be signed in counterparts, each of which shall be an original, but all of which together constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                 PRICE COMMUNICATIONS
                                 CORPORATION


                                 By:   /s/ Kim I. Pressman
                                       ---------------------------------------
                                       Name:  Kim I. Pressman
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                 PRICE COMMUNICATIONS
                                 CELLULAR INC.


                                 By:   /s/ Kim I. Pressman
                                       ---------------------------------------
                                       Name:  Kim I. Pressman
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                 PRICE COMMUNICATIONS
                                 CELLULAR HOLDINGS, INC.


                                 By:   /s/ Kim I. Pressman
                                       ---------------------------------------
                                       Name:  Kim I. Pressman
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                 PRICE COMMUNICATIONS
                                 WIRELESS, INC.


                                 By:   /s/ Kim I. Pressman
                                       ---------------------------------------
                                       Name:  Kim I. Pressman
                                       Title: Executive Vice President and
                                              Chief Financial Officer


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                                 CELLCO PARTNERSHIP


                                 By:   /s/ Dennis F. Strigl
                                       ---------------------------------------
                                       Name:  Dennis F. Strigl
                                       Title: Chief Executive Officer



                                 VERIZON WIRELESS OF THE EAST LP

                                 By:  Verizon Wireless of Georgia LLC, as
                                      general partner


                                 By:  Cellco Partnership, its sole member


                                 By:  /s/ Dennis F. Strigl
                                      ----------------------------------------
                                       Name:  Dennis F. Strigl
                                       Title: Chief Executive Officer



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